UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2026

Date of Report (Date of earliest event reported)

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2431 Aloma Avenue, Suite 243

Winter Park, Florida 32792

(Address of principal executive offices) (Zip code)

(203) 409-5444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STEX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On March 20, 2026, Streamex Corp. (the “Company”) and Ferdinand Groenewald, who served as Chief Financial Officer, principal accounting officer and principal financial officer of the Company, entered into a Separation and General Release Agreement (“Separation Agreement”), in connection with Mr. Groenewald resignation from such roles, effective as of March 15, 2026 (the “Separation Date”). Mr. Groenewald’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Separation Agreement, and subject to the conditions set forth therein, Mr. Groenewald will be entitled to (i) cash severance payments in an amount equal to 6 months of Mr. Groenewald’s base salary, or $112,500, payable in accordance with the Company’s regular payroll schedule commencing on the first payroll date following the Effective Date (as defined in the Separation Agreement), (ii) a pro-rata portion of Mr. Groenewald’s annual bonus for the 2025 calendar year, payable in a lump sum cash payment no later than ten business days following the Effective Date, or, if later, the date 2025 annual bonuses are paid to other senior executives of the Company; provided that, Mr. Groenewald will not be entitled to such amounts to the extent such annual bonuses are not paid to other senior executives of the Company, (ii) a pro-rata portion of Mr. Groenewald’s target annual bonus for the 2026 calendar year, payable in a lump sum cash payment at the same time as annual bonuses are paid to other senior executives of the Company, but in no event later than March 15, 2027; provided that, Mr. Groenewald will not be entitled to such amounts to the extent such annual bonuses are not paid to other senior executives of the Company and (iii) reimbursement for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended, for a period of up to twelve (12) months, with payments to be made within 30 days of the submission of reasonable relevant documentation.

In connection with the Separation Agreement, the parties agreed to amend Mr. Groenewald’s outstanding restricted stock unit (“RSU”) award, originally consisting of 500,000 RSUs granted on January 8, 2026 under the Company’s 2023 Equity Incentive Plan (the “RSU Award”), to reduce the number of RSUs subject to such RSU Award to 301,500 RSUs, with all RSUs in excess of 301,500 being cancelled and of no further force or effect. Effective as of the Separation Date, 100% of the 301,500 RSUs subject to the amended RSU Award, together with 60,000 shares of restricted stock granted on November 18, 2025, that were originally scheduled to vest in full on November 18, 2026, became fully vested and subject to taxation and applicable withholdings on the Separation Date.

Further, Mr. Groenewald has incurred certain tax liabilities prior to the Separation Date arising from certain awards of restricted shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, which the Company has agreed to satisfy subject to the terms of the Separation Agreement. Pursuant to the Separation Agreement, Mr. Groenewald also agreed that any shares of the Company’s Common Stock held by Mr. Groenewald will be subject to a lock-up period of six months following the Separation Date, subject to certain exceptions.

In addition, on March 16, 2026, the Company agreed to engage Groenewald Enterprises LLC (“Consultant”), an affiliate of Mr. Groenewald, as a consultant to the Company for a period of six months, commencing on March 16, 2026, pursuant to a consulting agreement (the “Consulting Agreement”), pursuant to which, Mr. Groenewald will perform certain services as an independent contractor to the Company, including financial reporting, SEC compliance, transition and general advisory consulting services (the “Services”) which such Services will primarily be performed through Mr. Groenewald. In consideration of the Services, the Company agreed to pay the Consultant a consulting fee of $20,000 per month. The Consulting Agreement may be terminated by either party upon 15 days’ written notice to the other party and the Company may terminate for Cause (as defined in the Consulting Agreement) immediately pursuant to the terms set forth therein. The Consulting Agreement also contains customary provisions regarding confidentiality, intellectual property assignment, non-solicitation of employees, mutual indemnification, and limitation of liability.

In exchange for the consideration provided to Mr. Groenewald in the Separation Agreement, Mr. Groenewald agreed to waive and release any claims in connection with Mr. Groenewald’s employment and separation from the Company. In connection with the execution of the Separation Agreement, Mr. Groenewald’s existing employment agreement was terminated; provided, however, that certain surviving customary confidentiality provisions and restrictive covenants remain in full force and effect. The Separation Agreement also provides for certain customary covenants regarding confidentiality.

The descriptions of the terms of the Separation Agreement and the Consulting Agreement contained in this Item 5.02 are qualified in its entirety by reference to the full text of the Separation Agreement and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Appointment of Chief Financial Officer

The Company appointed Christine Plummer to the position of Chief Financial Officer, principal accounting officer and principal financial officer, effective upon the resignation of Mr. Groenewald.

Ms. Plummer, age 54, brings more than 30 years of experience leading global controllership, regulatory reporting, and finance transformation across the financial services and fintech sectors. Most recently, Ms. Plummer served as Global Controller at Coinbase, Inc. (“Coinbase”) from May 2025 until March 2026, where she led a global controllership organization of more than 50 professionals responsible for financial close, regulatory reporting, and operational readiness for new products. Prior to joining Coinbase, Ms. Plummer served as Global Deputy Controller and Managing Director at MSCI Inc. from 2022 to 2025, where she led the Global Commercial Revenue Controllership team of more than 70 professionals across multiple international locations. She also served as Interim Global Controller supporting the Chief Financial Officer upon the departure of the Chief Accounting Officer, providing oversight for SEC Reporting, Accounting Policy, and SOX Control teams. Earlier in her career, Ms. Plummer spent more than two decades at Morgan Stanley, where she held a series of senior leadership roles, including Chief Financial Officer and Managing Director for Americas Legal Entities from 2019 to 2022, Global Head of Funding Controllers and Managing Director from 2012 to 2019, and Global Product Controller and Executive Director for the Equity Division from 2008 to 2012. In these roles, she led large global teams, implemented complex regulatory frameworks including SEC and CFTC Swap Dealer Rules, supported critical capital and liquidity management initiatives, and built large, multi-location finance organizations supporting the firm’s global operations. Ms. Plummer began her career as an auditor at Ernst & Young. Ms. Plummer holds a Bachelor of Science in Finance and Accounting from Cornell University and is a Certified Public Accountant and holds Series 27 and Series 99 licenses.

There is no arrangement or understanding between Ms. Plummer and any other person pursuant to which Ms. Plummer was appointed as an executive officer of the Company. There are no family relationships between Ms. Plummer and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Ms. Plummer that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Plummer’s appointment, the Company entered into an Employment Agreement with Ms. Plummer, dated as of March 16, 2026 (the “Employment Agreement”).

Under the Employment Agreement, Ms. Plummer will receive an annual base salary of $350,000, payable in equal semi-monthly installments in arrears. Ms. Plummer will also be eligible to receive an annual discretionary bonus based on Ms. Plummer’s achievement on the performance of the balance sheet portfolio and individual performance goals established by the Company and Ms. Plummer at the start of the relevant year. In addition, subject to approval by the Compensation Committee of the Company, Ms. Plummer will be entitled to receive a grant of 500,000 restricted stock units (the “2026 RSU Award”), which will vest quarterly over 48 months, subject to approval by the Compensation Committee.

In the event of a termination of Ms. Plummer without Cause (as defined in the Employment Agreement) or a resignation for Good Reason (as defined in the Employment Agreement), Ms. Plummer will be entitled to the following severance benefits: (i) six months of Ms. Plummer’s then in-effect base salary; (ii) six months of continued health, dental and vision coverage; (iii) a prorated annual bonus for the year of termination based on actual performance; and (iv) full accelerated vesting of all unvested and outstanding RSUs.

Upon a Change in Control (as defined in the Employment Agreement), the RSUs subject to the 2026 RSU Award will become fully vested. In addition, if a Change in Control occurs prior to payment of an annual bonus for any fiscal year, such annual bonus will become payable upon the occurrence of the Change in Control.

The Employment Agreement also contains customary restrictive covenants, including that during Ms. Plummer’s employment and for a period of 12 months following termination, Ms. Plummer is subject to (i) non-competition restrictions prohibiting her from engaging in activities in connection with profit-seeking or business reasons utilizing blockchain or cryptocurrency technology for the tokenization of commodities, interests in commodities (including derivatives thereon, royalty streams, or other interests), securities, real estate, or other goods or services until 12 months following termination, and (ii) non-solicitation restrictions prohibiting her from soliciting the Company’s customers, business relations, employees or contractors.

Ms. Plummer is also eligible to receive additional annual equity compensation, the amount and form of which will be determined by the Compensation Committee in accordance with the Company’s equity compensation policies. The Company will provide Ms. Plummer with the same indemnification rights afforded to its other officers under its governing documents and applicable law, including the advancement of expenses to the fullest extent permitted. Additionally, the Company will maintain directors and officers liability insurance covering Ms. Plummer in her capacity as an officer, on terms no less favorable than those applicable to other senior officers of the Company. Such coverage will remain in effect for the duration of Ms. Plummer’s term of service and for any applicable tail period following her departure, as required by law or Company policy.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3.

Item 8.01 Other Events.

On March 16, 2026, the Company issued a press release announcing the appointment of Ms. Plummer as Chief Financial Officer of the Company.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation and General Release Agreement, dated March 20, 2026.
10.2	Consulting Agreement, dated as of March 20, 2026, by and between the Company and Groenewald Enterprises LLC.
10.3	Employment Agreement, dated March 16, 2026, by and between the Company and Christine Plummer.
99.1	Press Release, dated March 16, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer